Exhibit 99.1

Press Release

Contact: David W. Wehlmann Executive Vice President & Chief Financial Officer

AMEX SYMBOL: GW

FOR IMMEDIATE RELEASE: HOUSTON, TEXAS – OCTOBER 27, 2004, GREY WOLF, INC. ANNOUNCES OPERATING RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2004

Houston, Texas, October 27, 2004 – Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW), reported net income of $5.5 million, or $0.03 per share on a diluted basis, for the three months ended September 30, 2004 compared with a net loss of $7.0 million, or $0.04 per share on a diluted basis for the third quarter of 2003. Revenues for the third quarter of 2004 were $116.3 million compared with revenues for the third quarter of 2003 of $72.4 million.

For the nine months ended September 30, 2004, Grey Wolf reported a net loss of $2.5 million, or $0.01 per share on a diluted basis, on revenues of $295.2 million compared to a net loss of $30.8 million, or $0.17 per share on a diluted basis, on revenues of $201.7 million for the nine months ended September 30, 2003.

“Grey Wolf significantly improved earnings in the third quarter of 2004,” commented Tom Richards, Chairman, President and Chief Executive Officer. “This reflects more rigs working at higher dayrates as well as solid results from our turnkey operations.”

“Sequential quarter dayrates rose an average of $644 per day across rigs and regions compared to an increase of $227 per day between the previous two quarters of this year,” Richards said. “This quarterly increase in daywork dayrates is the largest experienced by the Company since the third quarter of 2001. Leading edge bid rates now range from $9,500 to $14,000 per day without fuel or top drives. We expect this upward trend in dayrates to continue into the first quarter of 2005 as the land drilling industry in the United States is effectively working at full utilization.”

The Company averaged 94 rigs working in the third quarter of 2004, compared to 86 rigs working in the second quarter of 2004. Grey Wolf currently has 99 marketed rigs and 13 cold-stacked rigs which can be deployed quickly with relatively little capital outlay. In addition, 15 inventory rigs are available for refurbishment and reactivation as demand dictates.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2004 were $25.6 million, compared to EBITDA of $16.3 million for the second quarter of 2004 and $5.2 million for the third quarter of 2003. On a per rig day basis, EBITDA was $2,972 for the third quarter of 2004, $2,081 for the second quarter of 2004 and $918 for the third quarter of 2003.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 27, 2004

Capital expenditures were $12.8 million for the third quarter of 2004. Capital expenditures for 2004 are currently projected to be $85.0 million to $87.0 million, including $42.4 million for the acquisition (exclusive of goodwill) of New Patriot Drilling Company completed in April 2004.

The Company has prepared an estimate of results for the fourth quarter of 2004 based on currently anticipated levels of activity and dayrates. During the fourth quarter of 2004, the Company expects to average 95 rigs working and to generate EBITDA of approximately $28.2 million. The Company expects depreciation expense of approximately $14.4 million and interest expense of approximately $2.3 million in the fourth quarter of 2004. Net income per share is expected to be approximately $0.04 on a diluted basis, using a tax rate of approximately 40% based upon the expected level of net income. The projected net income per diluted share is calculated using the “if converted” method for the Company’s two outstanding convertible note issues in response to the anticipated fourth quarter adoption of Emerging Issues Task Force Issue No. 04-8 “The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share”. The number of shares added in the projected earnings per share calculation related to the convertible note issues is 42.6 million shares.

Grey Wolf has scheduled a conference call October 28, 2004 at 9:00 a.m. CT to discuss third quarter 2004 results. The call will be web cast live on the internet through the Investor Relations page on the Company’s website at:

http://www.gwdrilling.com

To participate by telephone, call (800) 443-6702 domestically or (415) 537-1874 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21210142. A replay of the conference call will be available by telephone from 11:00 a.m. CT on October 28, 2004 until 11:00 a.m. CT on October 30, 2004. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21210142. The call will be available for replay through the Grey Wolf website for approximately two weeks after the conclusion of the call.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 27, 2004

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding demand for the Company’s services, spending by customers, fourth quarter 2004 rig activity, dayrates and financial results, projected net income per share, projected EBITDA, projected tax rate, projected interest expense, the sufficiency of our capital resources and liquidity, depreciation and capital expenditures in 2004. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, and the overall level of drilling activity in our market areas. Please refer to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 21, 2004 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.

Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a total drilling rig fleet of 127.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 27, 2004

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In thousands, except per share amounts)
	(Unaudited)
Revenues	$116,290	$72,383	$295,240	$201,719
Costs and expenses:
Drilling operations	87,493	64,517	234,539	179,371
Depreciation and amortization	14,271	12,786	41,334	37,586
General and administrative	3,378	2,758	9,685	8,767
(Gain) loss on the sale of assets	(51)	3	(69)	(90)

Total costs and expenses	105,091	80,064	285,489	225,634

Operating income (loss)	11,199	(7,681)	9,751	(23,915)
Other income (expense):
Interest income	174	96	510	812
Interest expense	(2,200)	(3,598)	(12,274)	(24,163)
Other	—	—	—	14

Other income (expense), net	(2,026)	(3,502)	(11,764)	(23,337)

Net income (loss) before income taxes	9,173	(11,183)	(2,013)	(47,252)
Income taxes expense (benefit):
Current	—	—	—	—
Deferred	3,711	(4,233)	438	(16,496)

Total income tax expense (benefit)	3,711	(4,233)	438	(16,496)

Net income (loss) applicable to common shares	$5,462	$(6,950)	$(2,451)	$(30,756)

Basic and diluted net income (loss) per common share	$0.03	$(0.04)	$(0.01)	$(0.17)

Weighted average common shares outstanding:
Basic	186,966	181,235	184,840	181,186

Diluted	188,748	181,235	184,840	181,186

	Three Months Ended
	September 30,
	2004	2003
Number of Marketed Rigs (1)	98	80

Average Rigs Working:
Ark-La-Tex	22	14
Gulf Coast	20	18
South Texas	28	22
Rocky Mountain	14	3
Mexico	1	—
West Texas	9	5

Total Average Rigs Working	94	62

(1)	For the week ending October 21, 2004, we had 98 marketed rigs and averaged 97 rigs working.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 27, 2004

Operating data comparison for the three months ended September 30, 2004 and 2003.

	Three Months Ended			Three Months Ended
	September 30, 2004			September 30, 2003
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	7,760	870	8,630	4,828	835	5,663
Current drilling revenue	$88,923	$27,367	$116,290	$44,561	$27,822	$72,383
Drilling operating expenses	67,727	19,766	87,493	42,157	22,360	64,517
General and administrative expenses	3,059	319	3,378	2,443	315	2,758
Interest income	(158)	(16)	(174)	(82)	(14)	(96)
(Gain) loss on sale of assets	(46)	(5)	(51)	3	—	3
Other, net	—	—	—	—	—	—

EBITDA	$18,341	$7,303	$25,644	$40	$5,161	$5,201

Average per rig day worked:
Contract drilling revenue	$11,459	$31,460	$13,476	$9,230	$33,320	$12,782
EBITDA	2,364	8,395	2,972	8	6,181	918

Operating data comparison for the nine months ended September 30, 2004 and 2003.

	Nine Months Ended			Nine Months Ended
	September 30, 2004			September 30, 2003
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	19,554	2,832	22,386	14,078	2,324	16,402
Current drilling revenue	$208,451	$86,789	$295,240	$131,029	$70,690	$201,719
Drilling operating expenses	164,678	69,861	234,539	120,204	59,167	179,371
General and administrative expenses	8,594	1,091	9,685	7,765	1,002	8,767
Interest income	(446)	(64)	(510)	(698)	(114)	(812)
(Gain) loss on sale of assets	(61)	(8)	(69)	(76)	(14)	(90)
Other, net	—	—	—	(12)	(2)	(14)

EBITDA	$35,686	$15,909	$51,595	$3,846	$10,651	$14,497

Average per rig day worked:
Contract drilling revenue	$10,660	$30,647	$13,189	$9,307	$30,417	$12,298
EBITDA	1,825	5,618	2,305	273	4,583	884

(1)	Turnkey operations include the results from turnkey and footage contracts.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 27, 2004

Reconciliation of
Earnings before interest, taxes, depreciation
and amortization (EBITDA) to net income
(loss) applicable to common shares

	Three Months Ended			Nine Months Ended
	September	June	September	September	September
	30,	30,	30,	30,	30,
	2004	2004	2003	2004	2003
			(In thousands)
			(Unaudited)
Earnings before interest, taxes	$25,644	$16,251	$5,201	$51,595	$14,497
depreciation and amortization
Depreciation and amortization	(14,271)	(14,091)	(12,786)	(41,334)	(37,586)
Interest Expense	(2,200)	(3,908)	(3,598)	(12,274)	(24,163)
Total income tax (expense) benefit	(3,711)	266	4,233	(438)	16,496

Net income (loss) applicable to common shares	$5,462	$(1,482)	$(6,950)	$(2,451)	$(30,756)

	September 30,	December 31,
	2004	2003
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:
Cash and cash equivalents	$53,296	$54,350
Restricted cash	754	749
Other current assets	95,743	64,560

Total current assets	149,793	119,659
Net property and equipment	436,081	404,278
Other assets	19,917	5,141

Total assets	$605,791	$529,078

Other current liabilities	$57,424	$50,932
Contingent convertible senior notes	275,000	150,000
Senior notes	—	84,898
Other long term liabilities	5,384	4,115
Deferred income taxes	48,053	43,496
Shareholders’ equity	219,930	195,637

Total liabilities and equity	$605,791	$529,078

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com